Needham Aggressive Growth Fund
Rule 10F-3

Issuer
Compellent Technologies, Inc.

Type of Security

Common


IPO or Secondary
IPO

SEC Registered

Yes


Total Offering (Shares)


6,000,000

Date of Purchase


10/09/07

Number of Shares Purchased


203

Date of Public Offer


10/09/07

Fund Price Paid


$13.50

Public Offering Price


$13.50

Firm Commitment Underwriting?

Yes


Underwriting gross spread as % of proceeds

7%


Consistent with average industry % of gross spread?

Yes


Company operational for 3 years?

Yes


Less than 3% of fund assets used for purchase?

Yes


Fund's purchase represents less than 25% of the offering?

Yes


Name of underwriter(s) purchased from
Morgan Stanley

Needham & Company, LLC Mgr or Co-Mgr?

Yes


Needham Aggressive Growth Fund
Rule 10F-3

Issuer
Constant Contact, Inc.

Type of Security

Common


IPO or Secondary
IPO

SEC Registered

Yes


Total Offering


7,705,000

Date of Purchase


10/03/07

Number of Shares Purchased


402

Date of Public Offer


10/03/07

Fund Price Paid


$16.00

Public Offering Price


$16.00

Firm Commitment Underwriting?

Yes


Underwriting gross spread as % of proceeds

7%


Consistent with average industry % of gross spread?

Yes


Company operational for 3 years?

Yes


Less than 3% of fund assets used for purchase?

Yes


Fund's purchase represents less than 25% of the offering?

Yes


Name of underwriter(s) purchased from
Thomas Weisel

Needham & Company, LLC Mgr or Co-Mgr?

Yes